EXHIBIT 4.22

                                                                  EXECUTION COPY



                             WARRANT AGREEMENT

                                  BETWEEN

                              CORECOMM LIMITED

                                    AND

                          USN COMMUNICATIONS, INC.



                          Dated as of May 26, 1999



                             WARRANT AGREEMENT

         WARRANT AGREEMENT, dated as of May 26, 1999 (this "Agreement"), between CORECOMM LIMITED, a Bermuda corporation (the "Company"), and USN COMMUNICATIONS, INC., a Delaware corporation ("USN" and USN or any assignee to whom this Warrant may be transferred hereunder, the "Holder").

                                WITNESSETH:

         WHEREAS, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of February 19, 1999, by and between the Company, USN and the subsidiaries of USN that are signatories thereto (collectively, the "Sellers"), the Sellers sold, conveyed, assigned and transferred to the Company, and the Company purchased and obtained the assignment from Sellers of, substantially all of the assets and properties of the Sellers relating to the Business (as defined in the Asset Purchase Agreement); and

         WHEREAS, pursuant to the Asset Purchase Agreement, the Company is issuing to USN certain Warrants, on the terms hereinafter described (the "Warrants"), to purchase from the Company 250,000 shares of common stock, $.01 par value, of the Company (the "Shares"), at an exercise price equal to $30.00 per Share (the "Exercise Price").

         NOW, THEREFORE, in consideration of the mutual agreements set forth in the Asset Purchase Agreement and herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms, if not defined herein, shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement. In addition, the following terms shall have the following respective meanings:

         "Asset Purchase Agreement" has the meaning specified in the Recitals.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, NY are authorized or required by law to close.

         "Company" has the meaning specified in the Preamble.

         "Election Date" has the meaning specified in Section 4.4 herein.

         "Election Form" means the Form of Election to Purchase attached as Exhibit B hereto.

         "Exercise Price" has the meaning specified in the Recitals.

         "Holder" has the meaning specified in the Preamble.

         "Shares" has the meaning specified in the Recitals.

         "Warrants" has the meaning specified in the Recitals.

         "Warrant Certificates" has the meaning specified in Section 2 herein.

     SECTION 2. Warrant Certificates. The Company will issue and deliver a certificate or certificates evidencing the Warrants (the "Warrant
Certificates") substantially in the form set forth as Exhibit A attached hereto. Warrant Certificates shall be dated the date of issuance by the Company.

     SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its chairman of the board, president, or a vice president. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of such chairman of the board, president, or vice president, and may be imprinted or otherwise reproduced on the Warrant Certificates. Each Warrant Certificate shall also be manually signed on behalf of the Company by its secretary or its assistant secretary.

     SECTION 4. Warrants; Exercise of Warrants.

         4.1 How Exercised. Subject to the terms and conditions set forth herein, the Warrants may be exercised, in whole or in part, by the Holder by:

       (a) the surrender of the Warrant Certificate to the Company, with a duly executed Election Form (substantially in the form attached as Exhibit B hereto) specifying the number of Shares to be purchased, during normal business hours on any Business Day prior to May 26, 2002; and

       (b) the delivery of payment to the Company, for the account of the Company, by cash or by certified or bank cashier's check, of the appropriate Exercise Price, for the number of Shares specified in the Election Form in lawful money of the United States of America.

         4.2 Delivery of Shares. Within ten Business Days after surrender of the Warrants and receipt by the Company of payment, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of Shares set forth in the Election Form, in such name or names as may be designated by the Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any.

         4.3 Partial Exercise. If a Warrant is exercised for less than all of the Shares purchasable thereunder, the Company shall cancel the Warrant upon surrender thereof and shall execute and deliver to the Holder a new Warrant of like tenor for the remaining balance of purchasable Shares within ten Business Days.

         4.4 When Effective. The exercise of the Warrants shall be deemed to become effective immediately prior to the close of business on the Business Day on which the Warrants are surrendered to and payment is received by the Company (the "Election Date"), and the party in whose name any certificate for Shares shall be issuable upon such exercise, as provided in Section 4.2, shall be deemed to be the record holder of such Shares for all purposes on the Election Date. If the last day for the exercise of the Warrants is not a Business Day, then such exercise may be made on the next succeeding Business Day.

         4.5 Expiration. The Warrants shall expire at the close of business on May 26, 2002 and shall thereafter be null and void.

     SECTION 5. Adjustment Provisions. Subject to the provisions of this
Section 5, the Exercise Price and the number of Shares issuable upon exercise of the Warrants in effect from time to time shall be subject to adjustment, as follows:

         5.1 Stock Dividends. If at any time after the date hereof (i) the Company shall pay a stock dividend payable in Shares or (ii) the number of Shares shall have been increased by a subdivision or split-up of Shares, then the number of shares to be delivered upon exercise of the Warrants shall be increased so that the Holder will be entitled to receive the number of Shares that such Holder would have owned had the Warrants been exercised immediately prior to such dividend payment, subdivision or split-up, and the Exercise Price shall be adjusted as provided in Section 5.5.

         5.2 Combination of Stock. If the number of Shares outstanding at any time after the date of the issuance of the Warrants shall have been decreased by a combination of the outstanding Shares, then the number of Shares to be delivered upon exercise of the Warrants will be decreased so that the Holder thereafter shall be entitled to receive the number of Shares that such Holder would have owned had the Warrants been exercised immediately prior to such combination, and the Exercise Price shall be adjusted as provided in Section 5.5.

         5.3 Reorganization. If any capital reorganization of the Company, or any reclassification of its common stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (a "Transaction"), shall be effected, then, upon exercise of the Warrants the Holder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of Shares that such Holder would have been entitled to receive upon exercise of the Warrants had they been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer.

         5.4 Fractional Interests. The Company shall not be required to issue fractional Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares purchasable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 5, be issuable on the exercise of any Warrants (or specified portion thereof), then the Company shall, at its sole option, pay an amount in cash equal to the fair market value of the Share so issuable multiplied by such fraction.

         5.5 Exercise Price Adjustment. Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as provided pursuant to this Section 5, the Exercise Price payable upon the exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares purchasable immediately thereafter; provided, however, that the Exercise Price for each Share shall in no event be less than the par value of such Share.

         5.6 Notice of Distribution. If the Board of Directors of the Company shall declare any dividend or other distribution (other than a quarterly cash dividend or a dividend or distribution for which an adjustment will be made hereunder) or if the Company shall enter into any Transaction, the Company shall notify the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participation in such dividend or distribution or the consummation of such Transaction.

     SECTION 6. Reservation of Shares. The Company covenants and agrees as follows:

       (a) All Shares issued upon the exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

       (b) During the period that the Warrants may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of its common stock to provide for the exercise of the rights represented by the Warrants.

       (c) The Company covenants that it will keep Shares issuable upon exercise of the Warrant authorized for quotation on the NASDAQ national market or the exchange on which Common Stock may be listed upon notice of issuance.

     SECTION 7. Payment of Taxes. The issuance of certificates for Shares shall be made without charge to the Holder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Holder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder as reflected upon the books of the Company.

     SECTION 8. Restricted Securities.

         8.1 The Holder agrees that the Warrants may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act except as permitted by applicable law; provided, however, that if the Holder is unable to distribute or transfer the Warrants pursuant to an exemption from registration under the Securities Act, after using reasonable commercial efforts to do so, then the Company shall, at the request of the beneficial holders of a majority interest of the Warrants given not earlier than four months after the Closing Date, register the Warrants under the Securities Act pursuant to a customary registration rights agreement.

         8.2 Restrictive Legend. Each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS."

         Each stock certificate for Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS."

         Notwithstanding the foregoing, the Holder may require the Company to issue a Warrant or a stock certificate for Shares, in each case without a legend, if either (i) such Warrant or such Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Company has received (x) an opinion of legal counsel, in form and substance, and from counsel, reasonably satisfactory to the Company, that the distribution or transfer and all subsequent distributions or transfers may be effected without registration under the Securities Act, or (y) a Bankruptcy Court order, reasonably satisfactory to the Company, that such registration is not required with respect to such Warrant or such Shares, as the case may be.

     SECTION 9. Investment Intent. The Holder represents that it is acquiring the Warrants solely for its own account and not with the view to, or for resale in connection with, any distribution thereof, other than as may be permitted under applicable law without registration under the Securities Act. The Holder understands that the Warrants and the Shares have not been and are not being registered under the Securities Act by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein and as explicitly acknowledged hereby, and that the Warrants and the Shares are "Restricted Securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited sets of circumstances.

     SECTION 10. Investigation and Experience. The Holder represents that it is an "accredited investor" within the meaning of Rule 501 under the Securities Act. USN has carefully reviewed the representations and warranties concerning the Company as contained in the Asset Purchase Agreement and understands that this investment involves substantial risks. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The officers of the Company have answered, to the Holder's satisfaction, all inquiries made thereby. The Holder is experienced in evaluating and investing in companies such as the Company and has knowledge and experience in financial and business matters such that the Holder is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests in connection with this Warrant Agreement and the transactions contemplated herein.

     SECTION 11. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon
(i) confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or
(iii) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

             (a)      If to Company, to:

                      CoreComm Limited
                      110 East 59th Street
                      New York, NY  10022
                      Telecopy:  (212) 906-8489
                      Attention:  Richard J. Lubasch, Esq.

                      with copies to:

                      Paul, Weiss, Rifkind, Wharton & Garrison
                      1285 Avenue of the Americas
                      New York, NY  10019-6064
                      Telecopy:  (212) 757-3990
                      Attention:  Kenneth M. Schneider, Esq.

             (b)      If to Holder, to:

                      USN Communications, Inc.
                      10 South Riverside Plaza
                      Suite 2000
                      Chicago, IL  60606
                      Telephone:  (312) 906-3592
                      Telecopy:    (312) 474-0814
                      Attention:    President

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                      Suite 2100
                      Chicago, IL  60606
                      Telephone:  (312) 407-0700
                      Telecopy:    (312) 407-0411
                      Attention:    Gary P. Cullen, Esq.

     SECTION 12. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Delaware and shall be construed according to Delaware law without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction.

     SECTION 13. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company and (ii) Holders of at least 50% of the outstanding Warrants. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Holder, each future Holder of the Warrants, and the Company.

     SECTION 14. Assignments. Subject to Section 8 herein, this Warrant and the rights and interests granted herein may be assigned or transferred by the Holder if the Holder completes and delivers to the Company the applicable document of assignment, duly executed, in the form attached hereto.


               [Remainder of page intentionally left blank]


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        CORECOMM LIMITED


                                        By:    /s/ RICHARD J. LUBASCH
                                           -----------------------------
                                             Name: Richard J. Lubasch
                                             Title:


                                        USN COMMUNICATIONS, INC.


                                        By:    /s/ THOMAS A. MONSON
                                             ---------------------------
                                             Name: Thomas A. Monson
                                             Title:



                                                                       Exhibit B


                        FORM OF ELECTION TO PURCHASE


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to receive ____ shares of common stock of CoreComm Limited and herewith tenders payment for such shares to the order of CoreComm Limited in the amount of $____ in accordance with the terms hereof.

         The undersigned requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
                           ____________________________________________________
                           (Name)

                           ____________________________________________________
                           (Address)

                           ____________________________________________________
                           (Social Security or other Tax ID Number)



DELIVER TO:
                           ____________________________________________________
                           (Name)

                           ____________________________________________________
                           (Address)


         If said number of shares is less than all of the shares of common stock purchasable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be issued and delivered as set forth above.

                                                     Signature:


Date:

Signed in the presence of: